UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2007

Intraware, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, California    94563
(Address of principal executive offices including zip code)

(925) 253-4500
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

     (b) On June 18, 2007, Robert F. Kleiber resigned from his position as a Class III Director of the Board of Directors (the "Board") of Intraware, Inc. (the "Company").

     The Company expects that it will fill the vacancy shortly with a designee of Digital River, Inc. ("Digital River"). Pursuant to the Company's November 9, 2005 Series B Preferred Stock Purchase Agreement with Digital River, and upon the Company's entering into a strategic alliance agreement with Digital River on June 22, 2006, Digital River became entitled to have the Company's Board of Directors appoint or nominate, as applicable, a representative to a seat on the Company's Board. Digital River will continue to have these rights so long as it owns ten percent or more of the Company's outstanding common stock (on an as-converted to common stock basis).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2007	INTRAWARE, INC.

/s/ Wendy A. Nieto Wendy A. Nieto Executive Vice President and Chief Financial Officer